UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2019

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-31293	77-0487526
(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive, Redwood City, California 94065
(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Issuance of 2.625% Senior Notes due 2024, 2.900% Senior Notes due 2026 and 3.200% Senior Notes due 2029

On November 18, 2019, Equinix, Inc. (“Equinix”) issued and sold $1,000,000,000 aggregate principal amount of its 2.625% Senior Notes due 2024 (the “2024 Notes”), $600,000,000 aggregate principal amount of its 2.900% Senior Notes due 2026 (the “2026 Notes”) and $1,200,000,000 aggregate principal amount of its 3.200% Senior Notes due 2029 (the “2029 Notes,” and together with the 2024 Notes and the 2026 Notes, the “Notes”), pursuant to an underwriting agreement dated November 6, 2019 (the “Underwriting Agreement”) among Equinix and Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule II thereto. The 2024 Notes were issued pursuant to an indenture dated December 12, 2017 (the “Base Indenture”) between Equinix and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture dated November 18, 2019 (the “Fourth Supplemental Indenture,” and, together with the Base Indenture, the “2024 Indenture”) among Equinix and the Trustee. The 2026 Notes were issued pursuant to the Base Indenture, as supplemented by the Fifth Supplemental Indenture dated November 18, 2019 (the “Fifth Supplemental Indenture,” and, together with the Base Indenture, the “2026 Indenture”) among Equinix and the Trustee. The 2029 Notes were issued pursuant to the Base Indenture, as supplemented by the Sixth Supplemental Indenture dated November 18, 2019 (the “Sixth Supplemental Indenture,” and, together with the Base Indenture, the “2029 Indenture”). The 2024 Indenture, 2026 Indenture and 2029 Indenture are referred to herein as the “Indentures.”

The Notes were offered pursuant to Equinix’s Registration Statement on Form S-3 (No. 333-221380) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on November 7, 2017, including the prospectus contained therein dated November 7, 2017, a preliminary prospectus supplement dated November 6, 2019 and a final prospectus supplement dated November 6, 2019.

The 2024 Notes will bear interest at the rate of 2.625% per annum and will mature on November 18, 2024. The 2026 Notes will bear interest at the rate of 2.900% per annum and will mature on November 18, 2026. The 2029 Notes will bear interest at the rate of 3.200% per annum and will mature on November 18, 2029. Interest on the Notes is payable in cash on May 18 and November 18 of each year, beginning on May 18, 2020.

Equinix may redeem at its election, at any time or from time to time, some or all of any series of Notes before they mature at a redemption price equal to (i) 100% of the principal amount of Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the rights of holders of record of such Notes on the relevant record date to receive interest due on the relevant interest payment date), plus (ii) a “make-whole” premium (as detailed in the forms of Notes filed herewith). Notwithstanding the foregoing, if the 2024 Notes are redeemed on or after October 18, 2024, the 2026 Notes are redeemed on or after September 18, 2026, or the 2029 Notes are redeemed on or after August 18, 2029, the redemption price will not include the applicable “make-whole” premium.

Upon a change of control triggering event, as defined in each Indenture, Equinix will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of purchase, plus accrued interest, if any, to, but not including, the date of purchase.

The Notes are Equinix’s general unsecured senior obligations and rank equally with Equinix’s other unsecured senior indebtedness. The Notes effectively rank junior to Equinix’s secured indebtedness to the extent of the collateral securing such indebtedness and to all liabilities of Equinix’s subsidiaries. The Notes are not guaranteed by Equinix’s subsidiaries, through which Equinix currently conducts substantially all of its operations.

Each Indenture contains restrictive covenants relating to limitations on: (i) liens; (ii) certain asset sales and mergers and consolidations; and (iii) sale and leaseback transactions, subject, in each case, to certain exceptions.

Each Indenture contains customary terms that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the applicable series of Notes then outstanding may declare the principal of such Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to Equinix or its material restricted subsidiaries, the principal amount of such Notes, together with any accrued and unpaid interest through the occurrence of such event, shall automatically become and be immediately due and payable.

Equinix used a portion of the net proceeds from the sale of the Notes to fund the purchase of all of its 5.375% Senior Notes due 2022 (the “2022 Notes”), 5.375% Senior Notes due 2023 (the “2023 Notes”) and 5.750% Senior Notes due 2025 (the “2025 Notes”) accepted in its tender offer that closed on November 18, 2019. Equinix also intends to use a portion of the net proceeds from the sale of the Notes to redeem all 2023 Notes and 2025 Notes outstanding as of December 16, 2019, and to pay related premiums, fees and expenses. Equinix does not expect to redeem its 2022 Notes pursuant to the terms of the indenture in respect of such notes prior to January 1, 2020. Any remaining net proceeds from the sale of the Notes will be used for general corporate purposes.

The above descriptions of the Indentures and the Notes are qualified in their entirety by reference to the Base Indenture and the Fourth Supplemental Indenture, Fifth Supplemental Indenture and Sixth Supplemental Indenture (including the forms of the Notes included therein). A copy of the Base Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture and Sixth Supplemental Indenture and the forms of the Notes are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7, respectively, to this Current Report on Form 8-K.

A copy of the opinion of Davis Polk &Wardwell LLP relating to the validity of the Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01	Other Events

The information related to the Underwriting Agreement in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1*	Underwriting Agreement, dated November 6, 2019, between Equinix, Inc. and Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule II thereto

4.1	Indenture, dated as of December 12, 2017, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.2*	Fourth Supplemental Indenture, dated as of November 18, 2019, among Equinix, Inc. and U.S. Bank National Association, as trustee

4.3*	Form of 2.625% Senior Notes due 2024 (included in Exhibit 4.2)

4.4*	Fifth Supplemental Indenture, dated as of November 18, 2019, among Equinix, Inc. and U.S. Bank National Association, as trustee

4.5*	Form of 2.900% Senior Notes due 2026 (included in Exhibit 4.4)

4.6*	Sixth Supplemental Indenture, dated as of November 18, 2019, among Equinix, Inc. and U.S. Bank National Association, as trustee

4.7*	Form of 3.200% Senior Notes due 2029 (included in Exhibit 4.6)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: November 18, 2019